Exhibit 99.1

NEWAGE COMPLETES THE PLANNED DIVESTMENT

OF ITS ‘BRANDS WITHIN REACH’ GROUP

Sale to significantly improve profitability and enable focus on its profitable and growing direct to consumer business

DENVER, COLORADO, September 29, 2020 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based omni-channel sales and distribution company with a network of independent business owners across 75 countries worldwide, today announced that is has signed and closed a definitive agreement with Zachert Private Equity to sell its ‘Brands Within Reach’ group and associated retail brands effectively immediately.

Brent Willis, Chief Executive Officer of NewAge, commented, “Given our principal focus on the highly profitable and growing direct-to-consumer channels, now was the most opportune time to minimize resources to smaller and less profitable components of our business. Our direct business was profitable on a stand-alone basis in 2019, and we expect to continue to build upon it, which will further enable NewAge to drive improved growth and profitability across our global omni-channel business model.”

Olaf Zachert, Managing Director of Zachert Private Equity, commented, “We see a great potential in the portfolio of these brands. We look forward to a successful collaboration with Olivier Sonnois who will be joining our team as part of the agreement. This acquisition will be followed by further acquisitions in the non-alcoholic beverage sector, as we continue to expand our footprint in the United States.”

The divestiture includes sales of the membership interests and assets of NewAge’s subsidiary, Brands Within Reach, LLC (“BWR”), including the licensed brands Nestea, Volvic, Evian, Illy, Kusmi Tea, Saint Geron and various other retail brands, including Xing, Búcha Live Kombucha, Aspen Pure and CoCo Libre.

Details of the transaction can be found on Form 8-K filed with the Securities and Exchange Commission.

On July 20, 2020, NewAge, Inc., announced the signing of a definitive agreement to acquire ARIIX and four other e-commerce/direct selling companies. The combination is expected to create a company with expected annual revenues of more than $500 million, a blended gross margin of 70%, and expected EBITDA of more than $30 million.

About NewAge, Inc. (NASDAQ: NBEV)

NewAge is a Colorado-based organic and healthy products company dedicated to inspiring and educating consumers to “Live Healthy.” The Company is an omni-channel distributed company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 75 countries worldwide when its merger with Ariix is completed. The Company operates the websites www.newage.com and www.noninewage.com.

About Zachert Private Equity WWW.ZACHERT-PE.COM:

Zachert Private Equity takes over incorporated companies with negative contribution margins for the short term from corporate groups or owners, who do not want to get involved in restructuring efforts of their own. We apply a cross-sectoral and cross-border approach, even for complex international takeovers and initial situations. It can be expected based on our special focus on loss-making companies that the implementation will be swift and professional.

The objective of each transaction is to continue the company and save jobs. Our focus rests on a successful restructuring and adjustment of the business model. At the same time, we do not rule out strategic acquisitions as part of a buy & build strategy. As a specialized investment company, we can implement change processes quickly and efficiently. This is the cornerstone for a successful and trusting restructuring, so that a constructive atmosphere can result.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition and the acquisition of ARIIX, statements about the benefit of the ARIIX transaction. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

NewAge has exclusively partnered with the world’s 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

For investor inquiries about NewAge please contact:

NewAge Investor Relations:

Riley Timmer

Vice President, Investor Relations

Tel: 1-801-870-8685

Riley_Timmer@NewAge.com

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

NewAge, Inc.:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com